UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Advisory Agreement Amendment

On May 9, 2008, in connection with the declaration of distributions, KBS Real Estate Investment Trust, Inc. (the “Company”) and KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), entered into an amendment to the advisory agreement. Pursuant to the amendment, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending July 31, 2008 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through July 31, 2008.

The Advisor agreed that the Company will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor. From July 18, 2006 through May 14, 2008, the Advisor had advanced an aggregate of $1.6 million to the Company, all of which is outstanding, for the payment of distributions and to cover its expenses, excluding depreciation and amortization, in excess of its revenues. No amount has been advanced since January 2007.

ITEM 8.01	OTHER EVENTS

Information with Respect to Funds from Operations and Distributions Declared for the First Quarter of 2008

Each day during the period from January 1, 2008 through March 31, 2008 was a record date for distributions. The distributions were calculated at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. Stockholders may choose whether to have distributions paid in cash or to have cash distributions otherwise payable to them invested in additional shares of common stock through the Company’s dividend reinvestment plan.

For the three months ended March 31, 2008, the Company declared aggregate distributions of approximately $17,066,000 and the Company’s funds from operations (“FFO”) was approximately $22,630,000. (See the reconciliation of FFO to net income below.) FFO for the month ended January 31, 2008 was approximately $5,396,000, and distributions declared for the month of January were approximately $5,278,000 and were paid on February 15, 2008. FFO for the month ended February 29, 2008 was approximately $8,762,000, and distributions declared for the month of February were approximately $5,374,000 and were paid on March 17, 2008. FFO for the month ended March 31, 2008 was approximately $8,472,000, and distributions declared for the month of March were approximately $6,414,000 and were paid on April 15, 2008. During the Company’s offering stage, when the Company may raise capital in the offering more quickly than it acquires income-producing assets, there is a greater risk that the Company will not be able to pay distributions solely from its FFO.

As discussed above under Item 1.01, “Advisory Agreement Amendment,” the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company’s board of directors from January 1, 2006 through the period ending July 31, 2008 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through July 31, 2008. Through May 14, 2008, the Advisor had advanced an aggregate of $1.6 million to the Company for cash distributions and expenses in excess of revenues, all of which is outstanding. No amount has been advanced since January 2007.

In addition, the Advisor has deferred, without interest, the payment of approximately $2.2 million of accrued but unpaid asset management fees for the months of July 2006 through September 2007. Although pursuant to the advisory agreement, the Advisor may demand payment of accrued but unpaid asset management fees at any time, the Advisor does not intend to request payment of accrued but unpaid asset management fees until the Company’s cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the Advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such payment. Based on this criteria for payment of deferred asset management fees, on October 31, 2007, the Company paid the Advisor $1.0 million of the $3.2 million of asset management fees that had been accrued but unpaid for the months of July 2006 through September 2007. In addition, the Company has paid the Advisor asset management fees of $5.0 million earned pursuant to the advisory agreement for services related to the months of October 2007 through March 2008. If necessary in future periods, the Advisor intends to defer payment of its asset management fee if the cumulative amount of the Company’s funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the Advisor is less than the cumulative amount of distributions declared and currently payable to the Company’s stockholders. The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the Advisor and the payment of the Advisor’s deferred asset management fee.

This information is being reported in connection with the Company’s application to register shares of common stock in the state of Ohio.

Funds from Operations

The Company believes that FFO is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. The Company’s management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company’s performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than the Company does.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance.

The calculation of FFO, which the Company believes is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the months ended January 31, February 29 and March 31, 2008 and the three months ended March 31, 2008 (in thousands):

	For the Month Ended January 31, 2008	For the Month Ended February 29, 2008	For the Month Ended March 31, 2008	For the Three Months Ended March 31, 2008
Net income (loss)	$(1,211)	$1,411	$1,987	$2,187
Add:
Depreciation of real estate assets	3,396	3,521	3,493	10,410
Amortization of lease-related costs	3,807	4,606	3,555	11,968
Deduct:
Adjustments for minority interest-consolidated entity (1)	(596)	(776)	(563)	(1,935)

FFO	$5,396	$8,762	$8,472	$22,630

(1)	Relates to consolidated joint venture minority-interest portion of depreciation of real estate assets and amortization of lease-related costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: May 15, 2008	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

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